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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 14, 1999, except as to the subsequent event in Note 14, which is as of December 22, 1999, relating to the financial statements of FirstWorld Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers, LLP

Denver, Colorado
December 22, 1999